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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements:
Form S-8 (No. 333-71059) dated January 22, 1999, pertaining to the registration of an aggregate of 8,351,857 shares of Class B Common Stock under the 1996 Stock Option Plan, the 1998 Stock Plan and the 1998 Employee Stock Purchase Plan; Form S-3/S-8 (No. 333-77797) dated May 5, 1999, pertaining to the registration of 671,929 shares of Class B Common Stock issued and 6,274 shares of Class B Common Stock issuable upon the exercise of stock options in connection with the acquisition of CityAuction, Inc.; Form S 4 (No. 333-83753) dated July 26, 1999, as amended September 8, 1999, pertaining to the registration of 2,574,233 Class B Common Stock issued and issuable in connection with the acquisition of Web Media Ventures, L.L.C.; Form S-3 (No. 333-95709) dated January 31, 2000, pertaining to the registration of 243,620 shares of Class B Common Stock issued in connection with an equity investment in Active.com, Inc.; Form S-8 (No. 333-30794) dated February 18, 2000, pertaining to the registration of 4,000,000 shares of Class B Common Stock under the 1999 Stock Plan; Form S-3 (No. 333-30884) dated February 22, 2000, as amended March 23, 2000, to register 458,005 shares of Class B Common Stock issued or issuable in connection with the acquisition of 2b Technology, Inc.; Form S-3 (No. 333-81761) dated May 22, 2000, as a post effective amendment to Form S-1 dated June 29, 1999, to register 99,714 shares of Class B Common Stock in connection with the acquisition of Match.com, Inc.; Form S-3 (333-39230) dated June 14, 2000, as amended June 28, 2000, to register 1,865,434 shares of Class B Common Stock issued or issuable in connection with the acquisition of TicketWeb, Inc. ; Form S-8 (333-40966) dated July 7, 2000, to register 3,000,000 shares of Class B Common Stock under the 1999 Stock Plan; and Form S-8 (No. 333-41018) dated July 7, 2000, to register 130,582 shares under the TicketWeb Inc. 2000 Stock Plan; of our report dated January 26, 2000, with respect to the financial statements of Ticketmaster Online-CitySearch, Inc. incorporated by reference in the Information Statement on Schedule 14C filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Los Angeles, California
January 9, 2001